As filed with the Securities and Exchange Commission on February 13, 2015

Registration No. 333-197324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OILTANKING PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Oiltanking Partners, L.P. Long-Term Incentive Plan

(Full title of the plan)

Delaware	45-0684578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Craig W. Murray
1100 Louisiana, 10th Floor	1100 Louisiana, 10th Floor
Houston, Texas 77002	Houston, Texas 77002
(713) 381-6500	(713) 381-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David C. Buck

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On July 9, 2014, Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), filed a registration statement on Form S-8 (Registration No. 333-197324) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 7,779,960 common units representing limited partner interests in the Partnership (as adjusted for a two-for-one stock split effective July 14, 2014) issuable pursuant to the Oiltanking Partners, L.P. Long-Term Incentive Plan (collectively, the “Registered Securities”).

Pursuant to the Agreement and Plan of Merger, dated as of November 11, 2014, by and among Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products Holdings LLC , which is the general partner of Enterprise, EPOT MergerCo LLC (“MergerCo”), which is a wholly owned subsidiary of Enterprise, the Partnership and OTLP GP, LLC, MergerCo merged with and into the Partnership, with the Partnership surviving the merger as a wholly owned subsidiary of Enterprise, on February 13, 2015 (the “Merger”).

In connection with the Merger, as of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Partnership in the Registration Statement, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Oiltanking Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 13, 2015.

OILTANKING PARTNERS, L.P.

By: OTLP GP, LLC, as General Partner

By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on February 13, 2015.

Name	Title (Position with OTLP GP, LLC)

/s/ Michael A. Creel Michael A. Creel	Director and Chief Executive Officer (Principal Executive Officer)

/s/ W. Randall Fowler W. Randall Fowler	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ A. James Teague A. James Teague	Director and Chief Operating Officer

/s/ Michael J. Knesek Michael J. Knesek	Senior Vice President, Principal Accounting Officer and Controller